UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

KBR, Inc. (the “Company”) previously entered into warrant transactions (the “Warrant Transactions”) with each of Bank of America, N.A., Citibank, N.A. and BNP Paribas (together, the “Option Counterparties”), each pursuant to a letter agreement dated as of November 12, 2018, as amended by a warrant amendment agreement dated as of June 1, 2023.

On November 7, 2023, the Company entered into an unwind agreement with each of the Option Counterparties providing for the termination in full of the Warrant Transactions (together, the “Unwind Agreements”). Pursuant to each Unwind Agreement, the Company shall make a payment to the applicable Option Counterparty in cash in an amount based on the Rule 10b-18 volume-weighted average price (“VWAP”) for the Company’s common stock (the “Common Stock”) over the measurement period provided for in such Unwind Agreement, in accordance with an agreed pricing grid.

For illustrative purposes, the aggregate cost of the unwinds would be approximately $124 million if the arithmetic average of the VWAP of the Common Stock over the full measurement period is $50.00 (which is proximate to the closing price of $49.88 on November 6, 2023), approximately $85 million if such average is $45.00 and approximately $168 million if such average is $55.00, with cost variations at all price levels determined on an approximately linear basis. The actual aggregate cost will depend on the arithmetic average of the VWAP of the Common Stock on each trading day during the full agreed-upon measurement period, which the Company expects to run for approximately 37 trading days in total. The expected length of the measurement period is subject to the ability of an Option Counterparty to terminate its measurement period early and extension in the case of certain disruptions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

November 7, 2023	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary